CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2003 relating to the financial statements of CIENA Corporation, which appears in CIENA Corporation’s Annual Report on Form 10-K for the year ended October 31, 2003.

/s/ PricewaterhouseCoopers LLP

McLean, VA
May 5, 2004